EMPLOYMENT AGREEMENT

THIS AGREEMENT effective as of the 8th day of June, 2007 (the “Effective Date”)

BETWEEN:

FOX PETROLEUM INC., a public company incorporated under the laws of the State of Nevada, with an office at 102 West One Panorama, 18 Fitzwilliam Street, Sheffield, England S1 4JQ

(the “Employer”)

OF THE FIRST PART

AND:

RICHARD MOORE, of 1115 Finchley Road, London, NW11 0QD

(the “Executive”)

OF THE SECOND PART

WHEREAS:

A.                     WHEREAS the Employer wishes to employ the Executive and the Executive wishes to be employed by the Employer as the President and Chief Executive Officer (“CEO”) of the Employer;

B.                     WHEREAS the Employer acknowledges that the Executive commenced his employment on April 20, 2007; and

C.                     WHEREAS the Employer and the Executive wish to clarify the terms of the Executive’s employment with the Employer.

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto agree as follows:

1.                     EMPLOYMENT, TERM, POSITION, DUTIES, ETC.

1.1                   Employment. The Employer hereby employs the Executive and the Executive hereby accepts employment upon the terms and conditions as set out in this Agreement.

1.2                   Term. This Agreement will be for an indefinite period and may be terminated by the Executive or the Employer in accordance with Section 5 of this Agreement (the “Term”).

1.3                   Position. The Executive will serve as the President and Chief Executive Officer of the Employer.

1.4                   Duties. The Executive will perform such duties as are assigned to the Executive by the Employer, including those regularly and customarily performed by a President and Chief Executive Officer, including responsibility for all activities regarding the Employer, its subsidiaries, and its joint venture companies (collectively, the “Duties”). The Executive, from time to time, will provide written progress reports, satisfactory in form and content to the Employer, with respect to the Duties.

2.                     COMPENSATION

2.1                   Salary and Work Commitment. The Employer will pay to the Executive a salary of US $12,000 per month, payable in monthly installments, in arrears, subject to all required tax withholdings, statutory and other deductions (“Base Salary”). The Executive will be required to provide the Duties to the Employer a minimum of three (3) days per week (the “Time Commitment”). The Base Salary and Time Commitment will be reviewed six (6) months from the date of execution of this Agreement.

2.2                   Reimbursement of Expenses. The Employer will reimburse the Executive for all reasonable travelling and other expenses actually and properly incurred by him in connection with his Duties hereunder in accordance with the Employer’s policies, provided that such expenses will be subject to annual presentation to the Board of Directors, and such expenses may be subject to further verification by the Audit Committee or the Board of Directors of the Employer. For all such expenses, the Executive will furnish the Employer with such statements, receipts or other reasonable documentation and within the applicable time period as may be reasonably required by the Employer.

2.3                   Vacation. The Executive will be entitled to a minimum annual vacation of four weeks. The Executive will use his best efforts to ensure that such vacation is arranged with the Employer in advance such that it does not unduly affect the operations of the Employer.

3.                     EXECUTIVE OBLIGATIONS

3.1                   Confidential Information. The Executive will not, either during the term of this Agreement or at any time thereafter, without specific consent in writing, disclose or reveal in any manner whatsoever to any other person, firm or corporation, nor will he use, directly or indirectly, for any purpose other than the purposes of the Employer, the private affairs of the Employer or any confidential information which he may acquire during the term of this Agreement with relation to the business and affairs of the directors and shareholders of the Employer, unless the Executive is ordered to do so by a court of competent jurisdiction or unless required by any statutory authority.

3.2                   Non-Disclosure Provisions. The Executive will be subject to further non-disclosure provisions contained in Schedule “A” to this Agreement.

3.3                   Full Time and Efforts. During the term of the Executive’s employment pursuant to this Agreement, the Executive will devote his full time and effort and attention to the Duties.

3.4                   Employer’s Policies. The Executive acknowledges and agrees that the Executive is bound by the various employment and other policies of the Employer, notwithstanding that those policies may be varied, changed, deleted or added to, from time to time. It is the Executive's responsibility to familiarize himself with the current policies and to observe them. If there is an express conflict between any such policies and this Agreement, then this Agreement governs.

3.5                   Employer’s Property. Upon the termination of the Executive’s employment with the Employer for any reason, or whenever requested by the Employer, the Executive will deliver to the Employer all property belonging to the Employer, including, without limitation:

(a)

any keys, security cards, passwords, devices, documents, papers, plans, materials or other property, and any copies or reproductions thereof, which may have come into the Executive’s possession during the course of the Executive’s employment with the Employer;

(b)	any items of any nature created by the Executive in the course of his employment, whether completed or not;

(c)	any communications or documentation transmitted by, received from, or stored in the Employer’s computer, email or voicemail systems, regardless of any personal content; and

(d)	any Confidential Information as defined in Schedule “A” to this Agreement.

3.6                   Medical Disability. If the Executive is on leave for medical reasons, or the Executive requests a change in the Duties or hours of work for medical reasons, the Executive agrees to cooperate with the Employer in obtaining any information reasonably necessary for assisting the Employer with assessing the Executive’s ability to work and any accommodations required of the Employer.

4.                     NON-SOLICITATION

4.1                   Non-Solicitation. During the term of this Agreement and for a period of one year from the date of termination of this Agreement for any reason, the Executive will not:

(a)

solicit or entice, or attempt to solicit or entice, either directly or indirectly, any supplier, contractors, consultant, customer or prospective customer of the Employer as at the date of termination of this Agreement, to become a supplier, contractor, consultant, or customer of any business or enterprise that competes with the Employer;

(b)	solicit or entice, or attempt to solicit or entice, either directly or indirectly, any employee of the Employer as at the date of termination of this Agreement, to become an employee of any business or enterprise that competes with the Employer.

5.                     TERMINATION

5.1                   Termination for Cause. Notwithstanding any other provision in this Agreement, the Employer may terminate the employment of the Executive at any time without notice or pay in lieu thereof for “Cause”, defined below, or death of the Executive.

5.2                   Definition of “Cause”. For the purposes of this Agreement “Cause” includes:

(a)	fundamental breach of this Agreement by the Executive;

(b)	in the opinion of the Employer, poor performance by the Executive after being advised as to the standard required;

(c)	any intentional or grossly negligent disclosure of any Confidential Information by the Executive;

(d)	any improper use of the Employer’s property;

(e)

violation of any local, state or federal statute by the Executive, including, without limitation, an act of dishonesty such as embezzlement or theft, whether committed during the course of or in relation to the Executive’s employment with the Employer or otherwise;

(f)

conduct by the Executive that, in the opinion of the Employer, is materially detrimental to the business or financial position of the Employer, including conduct that has the potential to injure the reputation of the Employer if the Executive is retained as an Executive of the Employer; and

(g)	any and all omissions, commissions or other conduct which would constitute just cause at law.

5.3	Termination Without Cause. Either the Executive or the Employer may terminate the Executive’s employment without cause, upon the notice set out below:

	(a)	the Executive may resign upon giving to the Employer one (1) month’s prior written notice; and

	(b)	the Employer may terminate the Executive’s employment at any time without cause upon providing to the Executive one (1) month’s prior written notice.

5.4                   Release. By providing the payment as set out in this Agreement, the Employer will be released from all salary and severance obligations owing or becoming owed to the Executive arising out of this Agreement, the Executive’s employment or the Executive’s termination.

6.                     GENERAL PROVISIONS

6.1                   Notices and Requests. All notices and requests in connection with this Agreement will be deemed given as of the day they are received either by messenger, delivery service, or mailed by registered or certified mail with postage prepaid and return receipt requested and addressed as follows:

(a)	If to the Employer:
FOX PETROLEUM INC.
102 West One Panorama
18 Fitzwilliam Street
Sheffield, England S1 4JQ5608 Attention: Alexander Craven

with a copy to:

CLARK WILSON LLP
Suite 800-885 West Georgia Street
Vancouver, British Columbia V6C 3H1 Attention: Bernard Pinsky

(b)	If to the Executive:

RICHARD MOORE 1115 Finchley Road London NW11 0QD

or to such other address as the party to receive notice or request so designates by written notice to the other.

6.2                   Agreement Voluntary. The parties acknowledge and declare that in executing this Agreement they are each relying wholly on their own judgment and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of the other party regarding any matters dealt with herein or incidental thereto.

6.3                   Agreement Equitable. The parties further acknowledge and declare that they each have carefully considered and understand the provisions contained herein, including, but without limiting the generality of the foregoing, the Executive's rights upon termination and the restrictions on the Executive after termination and agree that the said provisions are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.

6.4                   Agreement Non-Assignable. This Agreement and all other rights, benefits and privileges contained herein may not be assigned by the Executive.

6.5                   Enurement. The rights, benefits and privileges contained herein will enure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators and successors.

6.6                   Entire Agreement. This Agreement, including any schedules referred to in this Agreement, supersede all prior representations, arrangements, negotiations, understandings and agreements between the parties, both written and oral, relating to the terms and conditions of the Executive’s Employment with the Employer and sets forth the entire complete and exclusive Agreement and understanding between the parties relating to the terms and conditions of the Executive’s Employment with the Employer.

6.7                   Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance by the other of its obligations herein will be deemed or construed to be a consent or waiver to or of any breach or default of the same or any other obligation of such party. Failure on the part of any party to complain of any act or failure to act, or to declare either party in default irrespective of how long such failure continues, will not constitute a waiver by such party of its rights herein or of the right to then or subsequently declare a default.

6.8                   Severability. If any provision contained herein is determined to be void or enforceable in whole or in part, it is to that extent deemed omitted. The remaining provisions will not be affected in any way.

6.9                   Amendment. This Agreement will not be amended or otherwise modified except by a written notice of even date herewith or subsequent hereto signed by both parties.

6.10                  Survival. Notwithstanding the termination of this Agreement and the Executive’s employment, the provisions of Sections 3.1, 3.2, 3.3, 3.6, 4 and of Schedule “A” to this Agreement will survive such termination and be continuing obligations.

6.11                  Further Assurances. Each of the parties agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

6.12                  Governing Law. This Agreement is subject to and governed by the laws of the State of Nevada.

6.13                  Headings. The headings of the sections and subsections herein are for convenience only and will not control or affect the meaning or construction of any provisions of this Agreement.

6.14                  Understanding. The Executive represents and warrants that he has read, understands, agrees with all the provisions of this Agreement and has obtained independent legal advice with respect to it or waives such advice.

6.15                  Execution in Several Counterparts. This Agreement may be executed by facsimile and in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FOX PETROLEUM INC.

Per: /s/ Alexander Craven

Authorized Signatory

SIGNED, SEALED and DELIVERED by	)
RICHARD MOORE in the presence of:	)
/s/ Richard Moore	)
Signature	)
Richard Moore	)
Print Name	)	/s/ Richard Moore
Flat 5, 1115 Finchley Road	)	RICHARD MOORE
Address	)
London, England	)
)
CEO	)
Occupation	)
)

SCHEDULE “A”

NON-DISCLOSURE PROVISIONS

1.	CONFIDENTIAL INFORMATION AND MATERIALS

(a)

“Confidential Information” will mean, for the purposes of this Agreement, non-public information which the Employer designates as being confidential or which, under the circumstances surrounding disclosure ought reasonably to be treated as confidential. Confidential Information includes, without limitation, information, whether written, oral or communicated by any other means, relating to released or unreleased the Employer software or hardware products, the marketing or promotion of any product of the Employer, the Employer business policies or practices, and information received from others which the Employer is obliged to treat as confidential. Confidential Information disclosed to the Executive by any subsidiary and/or agents of the Employer is covered by this Agreement.

(b)	Confidential Information will not include that information defined as Confidential Information hereinabove which the Executive can exclusively establish:

	(i)	is or subsequently becomes publicly available without breach of any obligation of confidentiality owed by the Employer;

	(ii)	became known to the Executive prior to disclosure by the Employer to the Executive;

	(iii)	became known to the Executive from a source other than the Employer other than by the breach of any obligations of confidentiality owed to the Employer; or

	(iv)	is independently developed by the Executive.

(c)

Confidential Materials will include all tangible materials containing Confidential Information, including, without limitation, written or printed documents and computer disks or tapes, whether machine or user readable.

2.	RESTRICTIONS

(a)

The Executive will not disclose any Confidential Information to third parties during the term of this Agreement or following the termination of this Agreement, except as provided herein. However, the Executive may disclose Confidential Information during bona fide execution of the Duties or in accordance with judicial or other governmental order, provided that the Executive will give reasonable notice to the Employer prior to such disclosure and will comply with any applicable protective order or equivalent.

(b)

The Executive will take reasonable security precautions, at least as great as the precautions it takes to protect his own confidential information, to keep confidential the Confidential Information, as defined hereinabove.

(c)

Confidential Information and Materials may be disclosed, reproduced, summarized or distributed only in pursuance of the business relationship of the Executive with the Employer, and only as provided hereunder. The Executive agrees to segregate all such Confidential Materials from the materials of others in order to prevent co-mingling.

3.	RIGHTS AND REMEDIES

(a)

The Executive will notify the Employer immediately upon discovery of any unauthorized use or disclosure of Confidential Information or Materials, or any other breach of this Agreement by the Executive, and will co-operate with the Employer in every reasonable manner to aid the Employer to regain possession of said Confidential Information or Materials and prevent all such further unauthorized use.

(b)

The Executive will return all originals, copies, reproductions and summaries of or relating to the Confidential Information at the request of the Employer or, at the option of the Employer, certify destruction of the same.

(c)

The parties hereto recognize that a breach by the Executive of any of the provisions contained herein would result in damages to the Employer and that the Employer could not be compensated adequately for such damages by monetary award. Accordingly, the Executive agrees that in the event of any such breach, in addition to all other remedies available to the Employer at law or in equity, the Employer will be entitled as a matter of right to apply to a court of competent jurisdiction for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance with the provisions of this Agreement.

4.	MISCELLANEOUS

(a)

All Confidential Information and Materials are and will remain the property of the Employer. By disclosing information to the Executive, the Employer does not grant any express or implied right to the Executive to or under any and all patents, copyrights, trademarks, or trade secret information belonging to the Employer.

(b) All obligations created herein will survive change or termination of any and all business relationships between the parties.